                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-82285 pertaining to the 1998 Long-Term Incentive Plan and the Stock Incentive Plan, Form S-8 No. 333-34354 pertaining to the 1999 Non-Qualified Stock Option Plan, Form S-8 No. 333-65504 pertaining to the Amended and Restated 1998 Long-Term Incentive Plan, Form S-8 No. 333-92464 pertaining to the Amended and Restated 1998 Long-Term Incentive Plan, and Form S-3 No. 333-68936 pertaining to 5,214,973 shares common stock which may be offered for sale by the selling stockholders named in such Registration Statement under the Securities Act of 1933, and Form S-3 No. 333-97117 pertaining to 4,563,444 shares common stock which may be offered for sale by the selling stockholders named in such Registration Statement under the Securities Act of 1933) of Women First HealthCare, Inc. of our report dated March 14, 2003 (except for paragraph one and two of Note 18, as to which the date is April 14, 2003), with respect to the consolidated financial statements of Women First HealthCare, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


April 14, 2003
San Diego, California